EXHIBIT 10.1

MONSTER BEVERAGE CORPORATION

2020 ANNUAL INCENTIVE AWARD AGREEMENT

This 2020 Annual Incentive Award Agreement (along with Exhibit A hereto, this “Agreement”), by and between Monster Beverage Corporation (the “Company”) and [___________]  (the “Participant”) is made and entered into effect as of [_______], 20[___] (the “Effective Date”).

W I T N E S S E T H

WHEREAS, the Participant is a valued employee to the Company or its Affiliates; and

WHEREAS, the Company has determined that it would be in the best interests of the Company and its stockholders to grant the Participant an annual incentive award for the Company’s 2020 fiscal year pursuant to the terms of the Monster Beverage Corporation 2011 Omnibus Incentive Plan, as amended (the “Plan”) and this Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.    Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not defined in this Agreement shall have the meaning set forth in the Plan.

a.    Cause. The term “Cause”  means (a) the Company or an Affiliate having “cause” to terminate the Participant’s employment or services, as defined in any employment or consulting agreement or similar services agreement between the Participant and the Company or an Affiliate in effect at the time of such termination, or (b) in the absence of any such employment, consulting or similar services agreement (or the absence of any definition of “Cause” contained therein), means, as determined by the Committee, the Participant’s (i) act(s) of fraud or dishonesty, (ii) knowing and material failure to comply with applicable laws or regulations or satisfactorily perform the Participant’s services with the Company or its Affiliates, (iii) insubordination or (iv) drug or alcohol abuse.

b.    Disability.  The term “Disability” means the complete and permanent inability of the Participant to perform the Participant’s essential duties consistent with the terms of the Participant’s employment or services  with the Company and its Affiliates, as determined by the Committee upon the basis of such evidence the Committee deems appropriate or necessary, including independent medical reports and data.

c.    Good Reason. The term “Good Reason” means (a) the Participant having “good reason” to terminate the Participant’s employment or services, as defined in any employment or consulting or similar services agreement between the Participant and the Company or an Affiliate in effect at the time of such termination, or (b) in the absence of any such employment, consulting or similar services agreement (or the absence of any definition of “Good Reason” contained therein), means (i) a diminution in the Participant’s duties and responsibilities from those in effect immediately prior to a change in such duties and responsibilities, including (X) any change to a different reporting structure that results from a Change in Control, and (Y) any change resulting from the Company becoming a subsidiary of another organization, in each case,  regardless of the structure of the Change in Control; (ii) a decrease in the Participant’s base salary or bonus opportunity; or (iii) a relocation of the Participant’s primary work location more than thirty (30) miles from the Participant’s primary work location, without the Participant’s prior written consent; provided that, within thirty (30) days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of the Participant’s intention to terminate the Participant’s employment or services for

Good Reason, and the Company shall not have cured such circumstances within thirty (30) days following the Company’s receipt of such notice.

2.    2020 Annual Incentive Award.  Subject to the terms and conditions of this Agreement, the Participant is awarded the 2020 Annual Incentive Award pursuant to Exhibit A (the “2020 Award”).

3.    Payment of the 2020 Award.  Subject to the terms and conditions contained in this Agreement (including Section 4 of this Agreement), the 2020 Award (if any) will be paid in cash or Shares (or a combination thereof), as determined by the Committee, no later than March 15, 2021.

4.    Treatment on Termination. In the event of the Participant’s termination of employment or services during the Company’s 2020 fiscal year due to death, Disability, termination by the Company and its Affiliates without Cause or termination by the Participant for Good Reason, the Participant shall be entitled to a prorated payment equal to the product of (x) the 2020 Award, if any, that the Participant would have earned for the 2020 fiscal year (calculated without regard to such termination) based on achievement of the applicable performance goals (as described in Exhibit A) and (y) a fraction, the numerator of which is the number of days that the Participant was employed by or providing services to the Company or its Affiliates during the 2020 fiscal year and the denominator of which is 365 (the “Pro-Rata 2020 Award”). The Pro-Rata 2020 Award (if any) shall be paid at the same time and subject to the same terms under Section 3 of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Participant shall forfeit the 2020 Award (or the Pro-Rata 2020 Award, as applicable) and have no right to payment hereunder if the Participant’s employment or services are terminated for Cause or Participant voluntarily terminates the Participant’s employment or services without Good Reason, at any time during the Company’s 2020 fiscal year; provided that if Participant’s employment is terminated for any reason following the end of the Company’s 2020 fiscal year but prior to payment of the 2020 Award (or Pro-Rata 2020 Award), if any, such payment will remain payable to the Participant pursuant to Section 3 of this Agreement.

5.    Transferability.  The 2020 Award may be transferred pursuant to the requirements under Section 12.3 of the Plan.

6.    Rights as Stockholder.  The Participant shall have no rights as a stockholder with respect to any Share that may be otherwise delivered pursuant to the 2020 Award unless and until the Participant becomes the holder of record or the beneficial owner of such Share, and no adjustment shall be made for dividends or distributions or other rights in respect of such Share for which the record date is prior to the date upon which the Participant becomes the holder of record or the beneficial owner thereof.

7.    Tax Withholding.  All amounts payable to the Participant under this Agreement shall be subject to all applicable withholding taxes, normal payroll withholding, and any other deductions, if required by law to be withheld.

8.    Notices. Any notice required or permitted to be given hereunder to the Company shall be addressed as follows:

Monster Beverage Corporation

Attn: [____________]

1 Monster Way

Corona, CA 92879

Tel:  1-951-739-6200

With a copy (which shall not constitute notice) to:

[_______________________]

c/o Katten Muchin Rosenman LLP

575 Madison Avenue

New York, NY 10022

Any notice required or permitted to be given hereunder to the Participant shall be addressed to the Participant at the latest address the Company has for the Participant in its records. Such notice shall be delivered personally or sent by certified, registered or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Participant may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Participant, and the Participant hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Participant shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

9.    No Right to Continue Services.  This Agreement shall not confer upon the Participant any right with respect to continuance of employment or services nor shall it interfere in any way with the right of the Company and its Affiliates to terminate the Participant’s employment or services at any time.

10.  Data Privacy.  The Participant hereby explicitly and without reservation consents to the collection, use, and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other material by and among, as applicable, the Company, and its other Affiliates or Subsidiaries for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the 2020 Award. The Participant understands that the Company, and its other Affiliates or Subsidiaries may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title (“Data”), for the exclusive purpose of implementing, administering, and managing the 2020 Award. The Participant understands that Data may be transferred to the Company’s third-party administrator or stock plan service provider as may be selected by the Company from time to time. The Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipient of Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company and any other possible recipient that may assist the Company (presently or in the future) with implementing, administering, and managing the 2020 Award to receive, possess, use, retain, and transfer Data, in electronic or other form, for the sole purpose of implementing, administering, and managing the Participant’s participation in the 2020 Award. The Participant understands that Data will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the 2020 Award. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendment to Data or refuse or withdraw the consents in this Section 10, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents described in this Agreement on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment or services with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company may be unable to grant other awards to the Participant or administer or maintain such awards. The Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the 2020 Award. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative. The Participant understands that the Company may rely on a different legal basis for the collection, processing, and/or transfer of Data either now or in the future and/or request the Participant to provide another data privacy consent. If applicable and upon request of the Company, the Participant agrees to provide an executed acknowledgment or data privacy consent (or any other acknowledgments, agreements, or consents) to the Company that the Company may deem necessary to obtain under the data privacy laws in the Participant’s country, either now or in the future. The Participant understands that the Participant may be unable to participate in the 2020 Award if the Participant fails to execute any such acknowledgment, agreement, or consent requested by the Company.

11.  Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors, and, to the extent permitted, assigns or other Permitted Assignees of the parties to this Agreement.

12.  Governing Law.  This Agreement shall be construed according to the laws of the State of Delaware and all provisions hereof shall be administered according to and its validity shall be determined under, the laws of such State, except where preempted by federal laws.

13.  Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

14.  Counterparts. This Agreement may be signed in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument. All signatures hereto may be transmitted by facsimile or .pdf file, and such facsimile or .pdf file will, for all purposes, be deemed to be the original signature of the party whose signature it reproduces, and will be binding upon such party.

15.  Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

16.  Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

17.  Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any document related to participation in the 2020 Award by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the 2020 Award through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

18.  Section 409A of the Code. It is intended that the 2020 Award be exempt from or compliant with Section 409A of the Code (together with any Department of Treasury regulation and other interpretive guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the date hereof, “Section 409A”) and this Agreement shall be interpreted, construed, and operated to reflect such intent. However, notwithstanding any other provision of this Agreement, if at any time the Committee determines that the 2020 Award (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to this Agreement, or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other action, as the Committee determines is necessary or appropriate either for the 2020 Award to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

19.  Entire Agreement. This Agreement (including its exhibits) constitutes the entire understanding between the Participant and the Company regarding the 2020 Award. This Agreement supersedes any prior agreements, commitments, or negotiations concerning the 2020 Award.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and Participant has executed this Agreement both as of the day and year first above written.

PARTICIPANT	MONSTER BEVERAGE CORPORATION

By:
[_____________]		Name: [_____________]
Title: [_____________]

Exhibit A to 2020 Annual Incentive Award Agreement

2020 Award

The 2020 Award will be based on both Adjusted Operating Income (defined below) performance (pursuant to the table below) (75% weighting)  and the Participant’s and/or the Company’s performance during the 2020 fiscal year, as determined by the Committee (25% weighting). The target bonus payable under this Agreement is [___]% of the Participant’s 2020 base salary (the “Target”).

Adjusted Operating Income Component (75% weighting)

Performance Level	2020 Adjusted Operating Income	Adjusted Operating Income Component Achievement (% of Target)
Below Threshold	Below $[___]	[_]%
Threshold	$[___]	[_]%*
Target	$[___]	[_]%*
Maximum	$[___]	[_]%*

* Linear interpolation applies between threshold/target and target/maximum performance levels.

“Adjusted Operating Income” means [_].

Discretionary Component (25% weighting)

Following the conclusion of the Company’s 2020 fiscal year, the Committee will make a determination as to the Participant’s overall performance for the year, considering financial, operational, stock price, strategic initiatives and other company and individual performance considerations. The Committee will determine the achievement of this discretionary component, expressed as a percentage of the Target based on the following table:

Performance Level	Discretionary Component Achievement (% of Target)
Below Threshold	[_]%
Threshold	[_]%
Target	[_]%
Maximum	[_]%

Payout Calculation

The 2020 Award payout will be equal to the weighted sum of achievements under the Adjusted Operating Income Component and the Discretionary Component described above. Achievement levels under the Adjusted Operating Income Component and the Discretionary Component described above are independent of each other (i.e., payment can be achieved under one component even if no payout is made under the other component).

A-1